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                                                                    EXHIBIT 21





                            TOWER PROPERTIES COMPANY

                            LISTING OF SUBSIDIARIES


                                                       Percentage
                          Subsidiary                   Ownership
                          ----------                   ---------

               Downtown Redevelopment Corporation         98%